Exhibit 99.1

For More Information:

www.bea.com/investors

Nasdaq Board of Directors Grants Stay to BEA Systems

SAN JOSE, CA – September 20, 2007 – BEA Systems, Inc., a world leader in enterprise infrastructure software, today announced that on September 14, 2007, it received a letter from the Board of Directors of The NASDAQ Stock Market LLC (the “Nasdaq Board”) informing BEA that the Nasdaq Board had determined to grant BEA until November 14, 2007 to file all delinquent periodic reports necessary for BEA to regain compliance with its Nasdaq filing requirements.

As previously disclosed, in August 2006, the Audit Committee of BEA’s Board of Directors initiated a review of BEA’s historical stock option grants. On December 4, 2006, BEA announced that it expected changes in certain stock option measurement dates to result in material, non-cash compensation expenses, and, therefore, that its previously issued financial statements should no longer be relied upon and that it would restate its financial statements as necessary. On February 14, 2007, BEA announced the principal conclusions of the Audit Committee’s review. BEA is working with its independent auditors, Ernst & Young LLP, to complete its restatement, and thereafter intends to seek comments from the Office of the Chief Accountant (the “OCA”) at the Securities and Exchange Commission. BEA intends to file its delayed quarterly reports on Form 10-Q for the quarters ended July 31, 2006, October 31, 2006, April 30, 2007 and July 31, 2007, and its delayed annual report on Form 10-K for fiscal year ended January 31, 2007, which will incorporate its restated financial statements, as soon as practicable after receiving comments from the OCA. However, there can be no assurance that BEA will complete the preparation and filing of the described periodic reports in time to meet any deadlines imposed by Nasdaq, or that BEA’s common stock will remain listed on The Nasdaq Global Select Market.

About BEA Systems, Inc.

BEA Systems, Inc. (Nasdaq: BEAS) is a world leader in enterprise and communications infrastructure software. Information about how BEA is enabling customers to transform their business by building a Liquid EnterpriseTM can be found at bea.com.

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Copyright 1995-2007, BEA Systems, Inc. All rights reserved. BEA, BEA AquaLogic, BEA eLink, BEA WebLogic, BEA WebLogic Portal, BEA WebLogic Server, Connectera, Compoze Software, Jolt, JoltBeans, JRockit, SteelThread, Think Liquid, Top End, Tuxedo, and WebLogic are registered trademarks of BEA Systems, Inc. BEA Blended Application Development, BEA Blended Development Model, BEA Blended Strategy, BEA Builder, BEA Guardian, BEA Manager, BEA MessageQ, BEA microService Architecture, BEA SOA 360°, BEA Workshop, BEA WorkSpace 360°, Signature Editor, Signature Engine, Signature Patterns, Support Patterns, Arch2Arch, Arch2Arch Advisor, Dev2Dev, Dev2Dev Dispatch, Exec2Exec, Exec2Exec Voice, IT2IT, IT2IT Insight, Business LiquidITy, and Liquid Thinker are trademarks of BEA Systems, Inc. BEA Mission Critical Support, BEA Mission Critical Support Continuum, BEA SOA Self Assessment, and Fluid Framework are service marks of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties. All other trademarks are the property of their respective companies.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the filing of BEA’s delayed periodic reports and BEA’s continued listing on Nasdaq. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated by the forward-looking statements, including the risk that BEA may not be able to complete the preparation and filing of the described periodic reports in time to meet any deadlines or related extensions imposed by Nasdaq or the risk that Nasdaq may delist BEA’s common stock for failure to comply with any Nasdaq listing requirement. For more details, please refer to our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2006, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, as well as similar disclosures in subsequent SEC filings. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Contact Information:

Investor Contact:

Kevin Faulkner

BEA Systems, Inc.

+1-408-570-8293

kevin.faulkner@bea.com

Media and Industry Analyst Contact:

Kevin Hayden

BEA Systems, Inc.

+1-408-570-8017

kevin.hayden@bea.com